UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of July 2015

Commission File Number: 001-35783

Alamos Gold Inc.

(Translation of registrant’s name into English)

130 Adelaide Street West, Suite 2200

Toronto, Ontario, Canada

M5H 3P5

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☐            Form 40-F  ☑

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

Indicate by check mark whether by furnishing the information contained in this Form, the registrant is also thereby furnishing the information to the Commission pursuant to rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes  ☐            No   ☑

If “Yes” is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b):

EXPLANATORY NOTE

This Form 6-K is submitted by Alamos Gold Inc. to the Securities and Exchange Commission (the “Commission”) using the EDGAR format type 8-K12G3 as notice that, pursuant to an amalgamation of Alamos Gold Inc. (“Alamos”) and AuRico Gold Inc. (“AuRico”) pursuant to the Arrangement (as defined below) whereby the amalgamated company (“Amalco”) will operate under the name “Alamos Gold Inc.”, Amalco is the successor issuer to Alamos and AuRico.

Amalco understands that upon the furnishing of this Form 6-K to the Commission, Amalco will use the Commission file number of Alamos for the purpose of satisfying Amalco’s reporting obligations under the Exchange Act, and that Amalco will not continue to use AuRico’s Commission file number 001-31739 for satisfying such obligations.

Effective July 2, 2015, Alamos and AuRico completed a court-approved statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario). Under the Arrangement each holder of common shares of Alamos received 1 Class A Common Share of Amalco (“Class A Shares”), and each holder of common shares of AuRico (“AuRico Shares”) received 0.5046 of a Class A Share.

Prior to the opening of trading on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) on July 6, 2015, the Alamos Shares and the AuRico Shares will be suspended from trading. The Class A Shares of Amalco will be listed and commence trading on the NYSE and the TSX under the ticker symbol “AGI” on the same day.

Prior to the Arrangement, the Alamos Shares and the AuRico Shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Arrangement, the Class A Shares were deemed registered under Section 12(b) of the Exchange Act, with Amalco deemed to be a successor issuer to Alamos and AuRico pursuant to Rule 12g-3(c) under the Exchange Act. All securities issued in connection with the Arrangement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALAMOS GOLD INC.

Date: July 2, 2015	By:	/s/ James Porter
Name: James Porter
Title: Chief Financial Officer